Exhibit 10.10

FIFTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Fifth Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made as of this 9th day of February, 2015 by and among Kable Media Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable”), Kable Distribution Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Distribution”), Kable Product Services, Inc., a corporation organized under the laws of the State of Delaware (“Kable Product”), Kable News Company, Inc., a corporation organized under the laws of the State of Illinois (“Kable News”), Palm Coast Data Holdco, Inc., a corporation organized under the laws of the State of Delaware (“Palm Holding”), Kable Staffing Resources LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Staffing”), Kable News International, Inc., a corporation organized under the laws of the State of Delaware (“Kable International”), Palm Coast Data LLC, a limited liability company organized under the laws of the State of Delaware (“Palm Coast”), Fulcircle Media, LLC, a Delaware limited liability company (“FulCircle” and, together with Palm Coast, Kable International, Kable Staffing, Palm Holding, Kable News, Kable Product, Kable Distribution, Kable, and any other Person joined as a borrower to the Loan Agreement (as defined below) from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A. On May 13, 2010, Borrowers and PNC as a Lender and Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, including, without limitation, as amended by certain modifications and/or waivers contained in that certain (i) Consent Letter dated September 27, 2010, (ii) Consent Letter dated December 29, 2011, (iii) Waiver and Amendment dated July 18, 2012, (iv) First Amendment to Revolving Credit and Security Agreement dated as of October 1, 2012, (v) Second Amendment and Joinder to Revolving Credit and Security Agreement dated as of December 31, 2012, (vi) Third Amendment to Revolving Credit and Security Agreement dated as of March 29, 2013, and (v) fourth Amendment to Revolving Credit and Security Agreement dated as of June 11, 2014, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have informed Agent and Lenders that Borrowers intend to enter into a Stock Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) with DFI Holdings, LLC, as a buyer (“Distribution Buyer”) and KPS Holdco, LLC, as a buyer (“Products Buyer” and collectively with Distribution Buyer, “Buyers”) and American Republic Investment Co., a Delaware corporation (“ARIC”), as the seller, in which Products Buyer will acquire all of Kable’s rights, title, and interest in and to Kable Product and Distribution Buyer will acquire all of ARIC’s right, title, and interest in and to Kable, Kable Distribution, Kable International, and Kable News, (Kable Product, Kable, Kable Distribution, Kable International, and Kable News, collectively, the “Sold Entities”) and certain affiliated entities (the transactions contemplated by the Purchase Agreement and agreements to be entered into in connection with the Purchase Agreement, the “Kable Sale”) for consideration that includes a purchase price equal to $2,000,000 on the closing date, $400,000 of which shall be in cash, with the remaining balance in the form of a note payable to ARIC. In connection therewith, ARIC will cause to be formed Staffing Holdco, Inc., a Delaware corporation (“Staffing Holdco”), which will be a wholly owned Subsidiary of ARIC. Kable will then transfer 100% of its ownership interest in Kable Staffing to ARIC, and in turn ARIC will transfer such ownership interest in Kable Staffing to Staffing Holdco (the “Kable Transfer”).

C. Borrowers have requested that Agent and Lenders (i) consent to the Kable Sale, (ii) consent to the Kable Transfer, (iii) remove the Sold Entities as Borrowers under the Loan Agreement and other Existing Financing Agreements, and (iv) modify certain definitions, terms and conditions in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1 Consent.

(a) In reliance upon the documentation and information provided to Agent in connection with the Kable Sale, and notwithstanding anything to the contrary contained in the Loan Agreement, including without limitation Sections 4.3, 7.1, or 10.15 of the Loan Agreement, or any other Existing Financing Agreement, upon the Effective Date, Agent and Lenders hereby consent to the Kable Sale and Kable Transfer. Upon the effectiveness of this Amendment, each Sold Entity shall be removed as a Borrower under the Loan Agreement and other Existing Financing Agreements, and Palm Coast, Palm Holding, FulCircle and Kable Staffing shall remain as Borrowers under the Loan Agreement and other Existing Financing Agreements.

(b) This consent shall be effective only as to the items set forth in the preceding paragraph. This consent shall not be deemed to constitute a consent to the breach by Borrowers of any covenants or agreements contained in any Existing Financing Agreement with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding paragraph (a) shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of any Existing Financing Agreement, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with any Existing Financing Agreement other than with respect to the matters for which the consent in the preceding paragraph (a) has been provided. Other than as described in this Amendment, the consent described in the preceding paragraph (a) shall not alter, affect, release or prejudice in any way any Obligations under the Existing Financing Agreements. This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 2 Amendments to Loan Agreement

(a) Definitions. On the Effective Date, the following defined terms contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Advance Rates” shall mean the Receivables Advance Rate.

“Borrowing Agent” shall mean Palm Holding.

“Letter of Credit Sublimit” shall mean $1,500,000

“Maximum Loan Amount” shall mean $7,500,000.

“Maximum Revolving Advance Amount” shall mean $7,500,000.

(b) New Definition. On the Effective Date, the following new definition shall be added to Section 1.2 of the Loan Agreement:

“Staffing Holdco” shall mean Staffing Holdco, Inc., a Delaware corporation.

(c) Revolving Advances. On the Effective Date, Section 2.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

2.1 Revolving Advances

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement including Sections 2.1(b), (c), (d), (e), and (f), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the least of: (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit; (y) 85% of Cash Collections, or (z) an amount equal to the sum of:

(i) up to 75%, subject to the provisions of Section 2.1(d) hereof (“Receivables Advance Rate”), of Eligible Receivables, minus

(ii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iii) the Florida Reserve, minus

(iv) such reserves as Agent may reasonably deem proper and necessary from time to time after the Closing Date; provided that Agent shall provide Borrowers with no less than three (3) Business Days prior written notice of such reserve and the reason therefor; provided, further, that (i) all reserves (including the amount of such reserve) established hereunder shall bear a reasonable relationship to the events, conditions or circumstances that are the basis for such reserve and (ii) the amount of any reserve shall not be duplicative of (a) the amount of any other reserve with respect to the same events, conditions or circumstances or (b) any exclusionary criteria or limitations set forth in the definitions of Eligible Receivable.

The amount derived from Section 2.1(a)(z)(i) minus the amount derived from Sections 2.1 (a)(z)(ii), (iii) and (iv) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b) Reserved.

(c) Reserved.

(d) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion based on Agent’s review of updated field examinations or other Collateral evaluations, it being understood that the amount of any reduction in Advance Rates shall have a reasonable relationship to the event, condition or other matter which is the basis for such reduction. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

(e) Reserved.

(f) Reserved.

(d) Loans. On the Effective Date, Section 7.5 of the Loan Agreement shall be amended and restated in its entirety as follows:

7.5 Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except with respect to the extension of commercial trade credit in the Ordinary Course of Business.

(e) Business of Staffing Holdco. On the Effective Date, Article VII of the Loan Agreement shall be amended by adding the following Section 7.22:

7.22 Business of Staffing Holdco. Permit Staffing Holdco to (a) engage in any business other than (i) ownership of Kable Staffing, (ii) performance of its obligations under this Agreement and the Other Documents to which it is a party, and any obligations incidental to any of the foregoing, and (iii) activities and contractual rights incidental to the maintenance of its corporate existence and to the matters referred to in the preceding clauses (i) and (ii), or (b) incur any liabilities or indebtedness other than the any Obligations under this Agreement and the Other Documents to which it is a party.

Section 3 Notice Address. On the Effective Date, the notice address for the Borrowing Agent and any Borrower contained in Section 16.6(C) of the Loan Agreement shall be amended and restated in its entirety as follows: Palm Coast Data LLC, 11 Commerce Boulevard, Palm Coast, FL 32164, Attention: Neil Gordon, Controller, Telephone: (386) 447-6431, Facsimile: (386) 447-6437.

Section 4 Representations, Warranties and Covenants of Borrowers. Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a) such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b) from and after the Effective Date, such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment and the A&R Note, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e) this Amendment and the A&R Note, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally; and

(f) all intercompany balances in favor of any Sold Entity have been offset, released, or paid in full, and all Advances relating to any Sold Entity, have been paid in full.

Section 5 Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received this Amendment fully executed by the Borrowers;

(b) Agent shall have received an Amended and Restated Revolving Credit Note in the original principal amount of $7,500,000, executed by Palm Coast, FulCircle, Palm Holding, and Kable Staffing in favor of PNC (the “A&R Note”);

(c) Agent shall have received a Collateral Pledge Agreement executed by Staffing Holdco pledging 100% of its ownership interest in Kable Staffing;

(d) Agent shall have received Letter of Credit cash collateral in the amount of $105,601.98 with respect to the Letter of Credit issued to Kable Distribution;

(e) Borrowers shall have provided evidence satisfactory to Agent that all intercompany balances in favor of any Sold Entity have been offset, released, or paid in full, and all Advances relating to any Sold Entity, have been paid in full;

(f) Agent shall have received updated insurance certificates evidencing that adequate property and liability insurance is in full force and effect, including each of Palm Coast, FulCircle, Palm Holding, and Kable Staffing as a named insured;

(g) Agent shall have received a copy of Staffing Holdco’s (i) organization documents, certified as of a recent date by Staffing Holdco’s secretary (or other appropriate officer) and (ii) bylaws certified as of a recent date by Staffing Holdco’s secretary (or other appropriate officer), together with a certificate of good standing, existence or fact in the State of Delaware and in each jurisdiction in which Staffing Holdco is qualified to do business, each dated within thirty (30) days from the date of this Amendment;

(h) Agent shall have received a certified copy of resolutions or written consents of Staffing Holdco’s board of directors authorizing the execution, delivery and performance of the Collateral Pledge Agreement, for the benefit of Lenders, as security for the Obligations, and designating the appropriate officers to execute and deliver the Collateral Pledge Agreement and any other agreements to which Staffing Holdco is a party;

(i) Agent shall have received a certificate of Staffing Holdco’s secretary (or other appropriate officer) as to the incumbency and signatures of officers of Staffing Holdco signing the Collateral Pledge Agreement and any other agreements to which Staffing Holdco is a party;

(j) Payment by Borrowers to Agent, in immediately available funds of an amendment fee in an amount equal to $5,000, which amendment fee shall be fully earned by Agent and non-refundable upon the effectiveness of this Amendment;

(k) Agent shall have received fully executed copies of the Purchase Agreement and related documents, instruments, and agreements;

(l) All documents, instruments and information required to be delivered hereunder shall be in form and substance reasonably satisfactory to Agent and Agent’s counsel;

(m) Agent shall have received such other documents as Agent or counsel to Agent may reasonably request; and

(n) No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Amendment.

Section 6 Post Closing. On or before the date which is thirty (30) days following the date of this Amendment, Borrowers shall deliver to Agent amended and restated schedules to the Loan Agreement, which shall be in form and substance satisfactory to Agent.

Section 7 Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 8 Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 9 Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 10 Reaffirmation of Subordination Agreement. By execution of this Amendment, ARIC hereby acknowledges the terms of this Amendment and confirms that the terms and conditions of the Amended and Restated Subordination Agreement dated as of October 1, 2012, as amended, restated, supplemented, or modified from time to time, are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 11 Security Interest. As security for the payment and performance of the Obligations, and satisfaction by the Borrowers of all covenants and undertakings contained in the Loan Agreement and the other Existing Financing Agreements, each of Palm Coast, FulCircle, Palm Holding, and Kable Staffing reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Agent for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

Section 12 Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of February 9, 2015, Borrowers were indebted to Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $0 due on account of Revolving Advances, and $100,573.32 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

Section 13 Miscellaneous

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania without regard to provisions of conflicts of law.

(e) Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

KABLE MEDIA SERVICES, INC.

KABLE DISTRIBUTION SERVICES, INC.

KABLE PRODUCT SERVICES, INC.

KABLE NEWS COMPANY, INC.

KABLE NEWS INTERNATIONAL, INC.

By: /s/ Michael P. Duloc

Name: Michael P. Duloc

Title: Chief Executive Officer

PALM COAST DATA HOLDCO, INC.

PALM COAST DATA LLC

FULCIRCLE MEDIA, LLC

KABLE STAFFING RESOURCES LLC

By: /s/ Peter M. Pizza

Name: Peter M. Pizza

Title: Vice President

SUBORDINATED LENDER:

American Republic Investment Co.

By: /s/ Peter M. Pizza

Name: Peter M. Pizza

Title: Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

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PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent By: /s/ Jacqueline MacKenzie Name: Jacqueline MacKenzie Title: Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

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